Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 65th Consecutive Quarter of Net Income – Earns $29.8 Million

SECOND QUARTER HIGHLIGHTS

•                  Diluted earnings per common share of 19 cents

•                  Net income of $29.8 million

•                  Net interest margin of 4.02 percent

•                  Average deposits increased $227.7 million, or 1.9 percent, from the first quarter of 2011

•                  Announced quarterly cash dividend of 5 cents per common share, payable August 31, 2011

Earnings Summary								Table 1
($ in thousands, except per-share data)				Percent Change
	2Q 2011	1Q 2011	2Q 2010	2Q11 vs 1Q11	2Q11 vs 2Q10	YTD 2011	YTD 2010	Percent Change
Net income	$29,837	$29,686	$45,025.5%		(33.7)%	$59,523	$78,946	(24.6)%
Diluted earnings per common share	.19	.20	.32	(5.0)	(40.6)	.39	.58	(32.8)

Financial Ratios (1)
Return on average assets	.67%	.66%	1.02%			.67%	.89%
Return on average common equity	6.86	7.84	12.71			7.32	11.75
Net interest margin	4.02	4.06	4.19			4.04	4.20
Net charge-offs as a percentage of average loans and leases	1.19	1.51	1.30			1.35	1.26

(1) Annualized.

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WAYZATA, MN, July 21, 2011 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported net income for the second quarter of 2011 of $29.8 million, compared with $45 million in the second quarter of 2010 and $29.7 million in the first quarter of 2011.  Diluted earnings per common share was 19 cents for the second quarter of 2011, compared with 32 cents in the second quarter of 2010 and 20 cents in the first quarter of 2011.

Net income for the first six months of 2011 was $59.5 million, compared with $78.9 million for the same 2010 period.  Diluted earnings per common share for the first six months of 2011 was 39 cents, compared with 58 cents for the same 2010 period.

TCF declared a quarterly cash dividend of five cents per common share payable on August 31, 2011 to stockholders of record at the close of business on July 29, 2011.

Chairman’s Statement

“TCF’s 65th consecutive quarter of profitability saw many encouraging developments including favorable overall credit trends and strong new checking account production,” said William A. Cooper, TCF Chairman and Chief Executive Officer.  “Much of the uncertainty surrounding the Durbin Amendment was also eliminated during the quarter following the Federal Reserve Board’s issuance of their final rule on debit card interchange and our decision to dismiss our lawsuit challenging the constitutionality of the Durbin Amendment.  We feel our lawsuit served its purpose in reducing the final impact of the Durbin Amendment and are encouraged that the Federal Reserve Board’s final rule took into consideration many of the points we made in our case.

“Our focus remains on positioning TCF for future growth and success.  This includes analyzing various opportunities to grow the balance sheet and working toward continuing our favorable overall credit quality trends.   Certainly, we have continued to evaluate potential strategies to mitigate the lost debit card interchange revenue.   We believe the industry will be making changes to products and fees in the fourth quarter and TCF expects to be implementing its new product and fee structures in the fourth quarter. I am confident that as the market continues to adjust to the new regulatory environment, we will find the appropriate solutions for the benefit of our shareholders and customers.”

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Total Revenue								Table 2
				Percent Change
($ in thousands)	2Q 2011	1Q 2011	2Q 2010	2Q11 vs 1Q11	2Q11 vs 2Q10	YTD 2011	YTD 2010	Percent Change
Net interest income	$176,150	$174,040	$176,499	1.2%	(.2)%	$350,190	$351,161	(.3)%
Fees and other revenue:
Fees and service charges	56,396	53,513	77,845	5.4	(27.6)	109,909	144,017	(23.7)
Card revenue	28,219	26,584	28,591	6.2	(1.3)	54,803	55,663	(1.5)
ATM revenue	7,091	6,705	7,844	5.8	(9.6)	13,796	14,866	(7.2)
Total banking fees	91,706	86,802	114,280	5.6	(19.8)	178,508	214,546	(16.8)
Leasing and equipment finance	22,279	26,750	20,528	(16.7)	8.5	49,029	40,880	19.9
Other	384	694	1,235	(44.7)	(68.9)	1,078	3,690	(70.8)
Total fees and other revenue	114,369	114,246	136,043	.1	(15.9)	228,615	259,116	(11.8)
Subtotal	290,519	288,286	312,542	.8	(7.0)	578,805	610,277	(5.2)
Losses on securities	(227)	-	(137)	N.M.	(65.7)	(227)	(567)	60.0
Total revenue	$290,292	$288,286	$312,405	.7	(7.1)	$578,578	$609,710	(5.1)

Net interest margin(1)	4.02%	4.06%	4.19%			4.04%	4.20%
Fees and other revenue as a % of total revenue	39.40	39.63	43.55			39.51	42.50

N.M. = Not meaningful. (1) Annualized.

Net Interest Income

•                  Net interest income increased $2.1 million, or 1.2 percent, from the first quarter of 2011 and was relatively flat with the second quarter of 2010. The increase in net interest income from the first quarter of 2011 was primarily due to growth in the higher-yielding inventory finance portfolio, decreased rates paid on deposits and a decrease in interest expense on borrowings.  These changes were partially offset by the impact of operating in a lower interest rate environment and growth in lower yielding variable-rate consumer real estate and commercial loans.

•                  Net interest margin in the second quarter of 2011 was 4.02 percent, compared with 4.19 percent in the second quarter of 2010 and 4.06 percent in the first quarter of 2011. The decrease in net interest margin from both periods was primarily due to increased asset liquidity and growth in variable-rate loans and leases at lower yields as a result of the lower interest rate environment. These changes were partially offset by the lower average cost of deposits and borrowings.

•                  As a result of higher regulatory liquidity expectations across the industry, TCF increased its asset liquidity during the second quarter of 2011.  Interest-bearing deposits held at the Federal Reserve and unencumbered securities were $859 million at June 30, 2011, an increase of $616 million from the second quarter of 2010 and $23 million from the first quarter of 2011.  The increased asset liquidity position, which includes

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maintaining $115 million of securities in anticipation of the future redemption of the trust preferred securities, negatively impacted net interest margin for the second quarter of 2011 by 8 basis points compared to the second quarter of 2010 and by 3 basis points from the first quarter of 2011.

•                  TCF has been repositioning its balance sheet for an eventual increase in interest rates. While this has negatively impacted the net interest margin rate in the short term, TCF’s balance sheet is in an asset sensitive position, based on TCF’s one-year interest rate gap assumptions, of 6.1 percent of total assets as of June 30, 2011, up from an asset sensitive position of 5.4 percent of total assets as of March 31, 2011. Variable-rate interest-earning assets comprised 16.4 percent of total interest earning assets at June 30, 2011, up from 12.8 percent at June 30, 2010 and down slightly from 16.6 percent at March 31, 2011.

Non-interest Income

•                  Banking fees and service charges in the second quarter of 2011 were $56.4 million, down $21.4 million, or 27.6 percent, from the second quarter of 2010 and up $2.9 million, or 5.4 percent, from the first quarter of 2011.  The decrease in banking fees and services charges from the second quarter of 2010 was primarily due to decreased activity-based fee revenue as a result of a change in overdraft fee regulations in the third quarter of 2010, changes in customer banking and spending behavior and lower monthly maintenance fees as more customers qualified for fee waivers. The increase in banking fees and service charges from the first quarter of 2011 was primarily due to higher seasonal transaction activity.

•                  Card revenues were $28.2 million in the second quarter of 2011, down $372 thousand, or 1.3 percent, from the second quarter of 2010 and up $1.6 million, or 6.2 percent, from the first quarter of 2011. The decrease in card revenue from the second quarter of 2010 was primarily due to a decrease in the average interchange rate. The increase in card revenue from the first quarter of 2011 was primarily due to seasonal transaction volume.

•                  On June 29, 2011, the Federal Reserve issued its final debit card interchange rules, establishing a debit card interchange fee cap. These rules are effective October 1, 2011 and apply to issuers that, together with their affiliates, have assets of $10 billion or more. These regulations are estimated to reduce TCF’s card interchange revenue by approximately 50 percent ($50-$60 million annually).

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•                  Leasing and equipment finance revenues were $22.3 million in the second quarter of 2011, up $1.8 million, or 8.5 percent, from the second quarter of 2010 and down $4.5 million, or 16.7 percent, from the first quarter of 2011. The increase from the second quarter of 2010 was due to increased sales-type lease revenues. The decrease from the first quarter of 2011 was due to a higher level of customer initiated lease activity during the first quarter of 2011.

Loans and Leases

Average Loans and Leases								Table 3
				Percent Change
($ in thousands)	2Q 2011	1Q 2011	2Q 2010	2Q11 vs 1Q11	2Q11 vs 2Q10	YTD 2011	YTD 2010	Percent Change
Consumer real estate
First mortgage lien	$ 4,838,896	$ 4,863,679	$ 4,930,801	(.5) %	(1.9) %	$ 4,851,219	$ 4,938,594	(1.8) %
Junior lien	2,195,552	2,238,280	2,303,400	(1.9)	(4.7)	2,216,799	2,307,841	(3.9)
Total	7,034,448	7,101,959	7,234,201	(1.0)	(2.8)	7,068,018	7,246,435	(2.5)
Consumer other	19,463	21,757	27,584	(10.5)	(29.4)	20,603	28,988	(28.9)
Total consumer	7,053,911	7,123,716	7,261,785	(1.0)	(2.9)	7,088,621	7,275,423	(2.6)
Commercial	3,597,644	3,623,463	3,721,815	(.7)	(3.3)	3,610,481	3,712,079	(2.7)
Leasing and equipment finance	3,068,550	3,119,669	3,021,532	(1.6)	1.6	3,093,969	3,032,537	2.0
Inventory finance	978,505	872,785	692,816	12.1	41.2	925,913	623,283	48.6
Total	$14,698,610	$14,739,633	$14,697,948	(.3)	-	$14,718,984	$14,643,322.5

•                  Average consumer real estate loan balances decreased $199.8 million, or 2.8 percent, from the second quarter of 2010 and decreased $67.5 million, or 1 percent, from the first quarter of 2011.  Decreases from both periods reflect a decline in production of new loans along with a more competitive environment for those borrowers who meet TCF’s underwriting criteria.

•                  Variable-rate consumer real estate loans increased $298 million from June 30, 2010 and $11.9 million from March 31, 2011, while fixed-rate consumer real estate loans decreased $497.8 million from June 30, 2010 and $79.4 million from March 31, 2011. Variable-rate loans comprised 34.1 percent of total consumer real estate loans at June 30, 2011, up from 29.8 percent at June 30, 2010 and 33.6 percent at March 31, 2011.

•                  Average commercial loan balances in the second quarter of 2011 decreased $124.2 million, or 3.3 percent, from the second quarter of 2010 and decreased $25.8 million, or .7 percent, from the first quarter of 2011.  The decreases for both periods were primarily due to higher levels of repayments, partially offset by an increase in loan originations and renewals. Commercial loan originations and renewals of $307.7 million

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during the first six months of 2011 represent an increase of $25.9 million, or 9.2 percent, compared to the first six months of 2010.

•                  Average leasing and equipment finance loan and lease balances in the second quarter of 2011 increased $47 million, or 1.6 percent, from the second quarter of 2010 and decreased $51.1 million, or 1.6 percent, from the first quarter of 2011. The increase from the second quarter of 2010 was primarily due to a portfolio acquisition completed in the third quarter of 2010. The decrease from the first quarter of 2011 was primarily due to runoff of acquired portfolios, partially offset by increased originations. Leasing and equipment finance originations of $654.9 million during the first six months of 2011 represent an increase of $74.9 million, or 12.9 percent, compared to the first six months of 2010.

•                  Average inventory finance loans were $978.5 million in the second quarter of 2011, an increase of $285.7 million, or 41.2 percent, from the second quarter of 2010. Average inventory finance loans increased $105.7 million, or 12.1 percent, from the first quarter of 2011.  The increase from the second quarter of 2010 was primarily due to TCF’s entrance into the power sports industry in the third quarter of 2010.  The increase from the first quarter of 2011 was primarily due to seasonal growth in receivables from lawn and garden programs.

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Credit Quality

•                  Overall favorable trends in credit quality are continuing as the level of non-performing assets, net charge-offs and over 60-day delinquencies have remained below the peak levels in 2010.

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Credit Quality Summary of Performing and Underperforming Loans and Leases							Table 5
				60+ Days
($ in thousands)	Performing Loans and Leases			Delinquent and	Accruing	Non-accrual	Total Loans
June 30, 2011:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Loans and Leases	and Leases
Consumer real estate and other	$ 6,492,656	$ -	$ 6,492,656	$ 68,546	$ 343,610	$ 150,938	$ 7,055,750
Commercial	3,070,765	375,210	3,445,975	899	27,114	140,407	3,614,395
Leasing and equipment finance	2,987,135	33,625	3,020,760	5,436	-	29,682	3,055,878
Inventory finance	900,630	4,509	905,139	149	-	634	905,922
Total loans and leases	$ 13,451,186	$ 413,344	$ 13,864,530	$ 75,030	$ 370,724	$ 321,661	$ 14,631,945
Percent of total loans and leases	92.0%	2.8%	94.8%	.5%	2.5%	2.2%	100.0%

				60+ Days
	Performing Loans and Leases			Delinquent and	Accruing	Non-accrual	Total Loans
March 31, 2011:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Loans and Leases	and Leases
Consumer real estate and other	$ 6,532,544	$ -	$ 6,532,544	$ 67,409	$ 341,989	$ 155,233	$ 7,097,175
Commercial	3,053,296	407,978	3,461,274	1,864	17,473	127,745	3,608,356
Leasing and equipment finance	3,001,249	34,443	3,035,692	9,640	-	34,634	3,079,966
Inventory finance	1,005,837	3,496	1,009,333	274	-	1,437	1,011,044
Total loans and leases	$ 13,592,926	$ 445,917	$ 14,038,843	$ 79,187	$ 359,462	$ 319,049	$ 14,796,541
Percent of total loans and leases	91.9%	3.0%	94.9%	.5%	2.4%	2.2%	100.0%

(1) Excludes classified loans and leases that are 60+ days delinquent and accruing or accruing TDRs.
(2) Excludes accruing TDRs that are 60+ days delinquent.

At June 30, 2011:

•                  The combined balance of performing classified loans and leases, over 60-day delinquent and accruing loans and leases, accruing TDRs and non-accrual loans and leases decreased $22.9 million, or 1.9 percent from the first quarter of 2011. This was primarily due to an increase in the amount of performing classified commercial loans migrating to non-classified status.

•                  Over 60-day delinquency rate was .73 percent, down from .87 percent at June 30, 2010 and up from .69 percent at March 31, 2011. The decrease from the second quarter of 2010 was primarily due to decreases in consumer real estate and leasing and equipment finance delinquencies. The increase from the first quarter of 2011 was primarily due to a small number of new commercial delinquencies, partially offset by decreases in leasing and equipment finance delinquencies.

•                  Total non-accrual loans and leases and other real estate owned (non-performing assets) were $458.2 million at June 30, 2011, an increase of $10 million, or 2.2 percent, from June 30, 2010 and a decrease of $3 million, or .7 percent, from March 31, 2011. Non-accrual loans and leases decreased $8.5 million, or 2.6 percent, from June 30, 2010 as a $19.1 million decrease in leasing and equipment finance loans and leases was partially offset by one $15.9 million commercial credit that was placed on non-accrual in the most

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                        recent quarter and had previously been reserved for. Excluding this one credit, the new inflows to non-accrual status fell for the third consecutive quarter.

•                  Other real estate owned was $136.5 million at June 30, 2011, a decrease of $5.7 million from March 31, 2011, primarily due to sales of consumer real estate properties exceeding additions during the quarter.

Allowance for Loan and Lease Losses

Credit Quality Summary													Table 6
							Percent Change
($ in thousands)	2Q		1Q		2Q		2Q11 vs		2Q11 vs		YTD	YTD	Percent
	2011		2011		2010		1Q11		2Q10		2011	2010	Change
Allowance for Loan and Lease Losses
Balance at beginning of period	$255,308		$265,819		$250,430		(4.0	) %	1.9%		$265,819	$244,471	8.7%
Charge-offs	(48,457)		(61,104)		(53,654)		(20.7)		(9.7)		(109,561)	(104,205)	5.1
Recoveries	4,612		5,292		5,854		(12.8)		(21.2)		9,904	11,873	(16.6)
Net charge-offs	(43,845)		(55,812)		(47,800)		(21.4)		(8.3)		(99,657)	(92,332)	7.9
Provision for credit losses	44,005		45,274		49,013		(2.8)		(10.2)		89,279	99,504	(10.3)
Other	4		27		-		(85.2)		N.M.		31	-	N.M.
Balance at end of period	$255,472		$255,308		$251,643.1				1.5		$255,472	$251,643	1.5

Net charge-offs as a percentage of
average loans and leases(1)
Consumer real estate and other:
First mortgage lien	1.78%		1.81%		1.36%		(3	) bps	42	bps	1.80%	1.34%	46	bps
Junior lien	2.75		2.39		2.20		36		55		2.56	2.22	34
Total consumer real estate	2.09		1.99		1.63		10		46		2.04	1.62	42
Total consumer real estate and other	2.12		1.97		1.71		15		41		2.04	1.67	37
Commercial	.30		1.96		.98		(166)		(68)		1.13	.91	22
Leasing and equipment finance	.45		.36		.99		9		(54)		.41	.93	(52)
Inventory finance	.13		.10		.04		3		9.12			.16	(4)
Total	1.19		1.51		1.30		(32)		(11)		1.35	1.26	9

Allowance as a percentage of period end loans and leases	1.75%		1.73%		1.72%
Ratio of allowance to net charge-offs(1)	1.5	X	1.1	X	1.3	X

N.M. = Not meaningful.
(1) Annualized.

At June 30, 2011:

•                  Allowance for loan and lease losses was $255.5 million, or 1.75 percent of loans and leases, compared with $251.6 million, or 1.72 percent, at June 30, 2010 and $255.3 million, or 1.73 percent, at March 31, 2011.

For the quarter ended June 30, 2011:

•              Provision for credit losses was $44 million, down from $49 million in the second quarter of 2010 and down from $45.3 million recorded in the first quarter of 2011. The decrease from the second quarter of 2010 was primarily due to decreased net charge-offs and reserves in the commercial and leasing and equipment finance portfolios as customer performance improved. The decrease from the first quarter of 2011 was

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                    primarily due to decreased commercial and leasing and equipment finance net charge-offs, partially offset by increased consumer real estate net charge-offs.

•                  Net loan and lease charge-offs were $43.8 million, or 1.19 percent, annualized, of average loans and leases, down from $47.8 million, or 1.30 percent, annualized, in the second quarter of 2010 and down from $55.8 million, or 1.51 percent, annualized, in the first quarter of 2011. The decrease from the second quarter of 2010 was primarily due to decreases in commercial and leasing and equipment finance, partially offset by increases in consumer real estate, primarily in Illinois.  The decrease from the first quarter of 2011 was due primarily to decreases in commercial net charge-offs.

Deposits

Average Deposits								Table 7
				Percent Change
($ in thousands)	2Q 2011	1Q 2011	2Q 2010	2Q11 vs 1Q11	2Q11 vs 2Q10	YTD 2011	YTD 2010	Percent Change

Checking	$ 4,570,543	$ 4,501,931	$ 4,529,356	1.5%	.9%	$ 4,536,427	$ 4,468,434	1.5%
Savings	5,628,249	5,444,381	5,494,723	3.4	2.4	5,536,823	5,429,359	2.0
Money market	648,862	673,503	660,654	(3.7)	(1.8)	661,114	664,595	(.5)
Subtotal	10,847,654	10,619,815	10,684,733	2.1	1.5	10,734,364	10,562,388	1.6
Certificates	1,092,368	1,092,537	1,044,008	-	4.6	1,092,452	1,085,349.7
Total deposits	$11,940,022	$11,712,352	$11,728,741	1.9	1.8	$11,826,816	$11,647,737	1.5

Total new checking accounts	120,281	97,459	114,654	23.4%	4.9%	217,740	247,079	(11.9)%
Average interest rate on deposits	.38%	.42%	.56%			.40%	.59%

•                  Total average deposits increased $211.3 million, or 1.8 percent, from the second quarter of 2010 primarily due to various targeted marketing campaigns as well as increases in checking account production and savings account balances. Average savings balances increased $133.5 million, or 2.4 percent, from the second quarter of 2010.  Total new checking accounts increased 4.9 percent from the second quarter of 2010. Total average deposits increased $227.7 million, or 1.9 percent from the first quarter of 2011, primarily due to increases in the number of savings accounts.

•                  The average interest cost of deposits in the second quarter of 2011 was .38 percent, down 18 basis points from the second quarter of 2010 and down 4 basis points from the first quarter of 2011.  Declines in the average interest cost of deposits were primarily due to pricing strategies on certain deposit products, mix changes and lower market interest rates.  The weighted average interest rate on deposits was .40 percent at June 30, 2011.

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Non-interest Expense

Non-interest Expense								Table 8
				Percent Change
($ in thousands)	2Q 2011	1Q 2011	2Q 2010	2Q11 vs 1Q11	2Q11 vs 2Q10	YTD 2011	YTD 2010	Percent Change
Compensation and employee benefits	$ 89,997	$ 90,273	$ 86,983	(.3)%	3.5%	$180,270	$175,208	2.9%
Occupancy and equipment	30,783	32,159	31,311	(4.3)	(1.7)	62,942	63,492	(.9)
FDIC insurance	7,542	7,195	5,219	4.8	44.5	14,737	10,700	37.7
Deposit account premiums	6,166	3,198	5,478	92.8	12.6	9,364	12,276	(23.7)
Advertising and marketing	3,479	3,160	3,734	10.1	(6.8)	6,639	6,554	1.3
Other	37,067	34,566	35,053	7.2	5.7	71,633	69,463	3.1
Core operating expenses	175,034	170,551	167,778	2.6	4.3	345,585	337,693	2.3
Foreclosed real estate and repossessed assets, net	12,617	12,868	8,756	(2.0)	44.1	25,485	18,016	41.5
Operating lease depreciation	7,859	7,928	9,812	(.9)	(19.9)	15,787	19,852	(20.5)
Other credit costs, net	496	2,548	2,723	(80.5)	(81.8)	3,044	5,310	(42.7)
Total non-interest expense	$196,006	$193,895	$189,069	1.1	3.7	$389,901	$380,871	2.4

•                  Compensation and employee benefits expense in the second quarter of 2011 increased $3 million, or 3.5 percent, from the second quarter of 2010 and was relatively flat with the first quarter of 2011. The increase from the second quarter of 2010 was primarily due to production related compensation as a result of growth in the specialty finance business.

•                  FDIC insurance expense increased $2.3 million, or 44.5 percent, from the second quarter of 2010 and increased $347 thousand, or 4.8 percent, from the first quarter of 2011. The increases were primarily the result of changes in the FDIC insurance rate calculations for banks over $10 billion in total assets, which were implemented on April 1, 2011. As a result of the FDIC’s clarification of certain items in the new rate calculations, TCF now expects 2011 expense to be approximately $7 million higher than 2010.

•                  Deposit account premiums increased $688 thousand, or 12.6 percent, from the second quarter of 2010 and increased $3 million, or 92.8 percent, from the first quarter of 2011. The increase from the second quarter of 2010 was primarily due to changes in the account premium programs beginning in April 2011, which increased the premiums paid for each qualified account. The increase from the first quarter of 2011 was primarily due to increased production of checking accounts that qualified for premiums.

•                  Foreclosed real estate and repossessed asset expense increased $3.9 million, or 44.1 percent, from the second quarter of 2010 and decreased $251 thousand, or 2 percent, from the first quarter of 2011. The increase from the second quarter of 2010 was primarily due to an increase in the number of consumer real

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estate properties owned and the related expenses, continued valuation writedowns on both consumer and commercial real estate properties and increased property tax expenses. The decrease from the first quarter of 2011 was primarily due to a decrease in the number of consumer real estate properties owned and the associated expenses.

Capital and Borrowing Capacity

Capital Information			Table 9
At period end
($ in thousands, except per-share data)	2Q 2011		4Q 2010
Total equity	$ 1,769,645		$ 1,480,163
Total equity to total assets	9.40%		8.02%
Book value per common share	$ 11.00		$ 10.30
Tangible realized common equity to tangible assets(1)	8.71%		7.37%

Risk-based capital
Tier 1	$ 1,757,410	12.72%	$ 1,475,525	10.59%
Total	2,049,616	14.83	1,808,412	12.98
Excess over stated “10% well-capitalized” requirement	667,622	4.83	415,502	2.98

Tier 1 common capital(2)	$ 1,629,030	11.79%	$ 1,352,025	9.71%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).

(2) Excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•                  Total risk-based capital at June 30, 2011 of $2 billion, or 14.83 percent of risk-weighted assets, was $667.6 million in excess of the stated “10 percent well-capitalized” requirement.

•                  On July 18, 2011, the Board of Directors of TCF declared a regular quarterly cash dividend of five cents per common share payable on August 31, 2011 to stockholders of record at the close of business on July 29, 2011.

•                  At June 30, 2011, TCF had $1.8 billion in unused, secured borrowing capacity at the FHLB of Des Moines and $518 million in unused, secured borrowing capacity at the Federal Reserve Discount Window.

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Website Information

A live webcast of TCF’s conference call to discuss second quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on July 21, 2011 at 10:00 a.m. CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $18.8 billion in total assets. TCF has 439 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

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Forward-Looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

Adverse Economic or Business Conditions, Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the United States), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; and foreign currency exchange risks.

Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Dodd-Frank Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; possible regulatory and other changes to the Federal Home Loan Bank System that may affect TCF’s borrowing capacity; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements, including the Dodd-Frank Act’s creation of a new Bureau of Consumer Financial Protection and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the so-called Durbin Amendment to the Dodd-Frank Act, which limits debit card interchange fees; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

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Other Risks Relating to Fee Income. Future effects on fee income following TCF’s implementation of regulatory requirements that prohibit financial institutions from charging overdraft fees on point-of-sale and ATM transactions unless customers opt-in, including customer opt-in preferences which may have an adverse impact on TCF’s fee revenue; and uncertainties relating to future retail deposit account changes such as charging a daily negative balance fee in lieu of per item overdraft fees or other significant changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company. TCF assumes no obligation to update forward-looking information contained in this release as a result of new information or future events or developments.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	June 30,		Change
	2011	2010	$	%
Interest income:
Loans and leases	$213,823	$221,913	$(8,090)	(3.6)%
Securities available for sale	20,639	21,065	(426)	(2.0)
Investments and other	1,836	1,236	600	48.5
Total interest income	236,298	244,214	(7,916)	(3.2)
Interest expense:
Deposits	11,430	16,281	(4,851)	(29.8)
Borrowings	48,718	51,434	(2,716)	(5.3)
Total interest expense	60,148	67,715	(7,567)	(11.2)
Net interest income	176,150	176,499	(349)	(.2)
Provision for credit losses	44,005	49,013	(5,008)	(10.2)
Net interest income after provision for
credit losses	132,145	127,486	4,659	3.7
Non-interest income:
Fees and service charges	56,396	77,845	(21,449)	(27.6)
Card revenue	28,219	28,591	(372)	(1.3)
ATM revenue	7,091	7,844	(753)	(9.6)
Subtotal	91,706	114,280	(22,574)	(19.8)
Leasing and equipment finance	22,279	20,528	1,751	8.5
Other	384	1,235	(851)	(68.9)
Fees and other revenue	114,369	136,043	(21,674)	(15.9)
Losses on securities	(227)	(137)	(90)	65.7
Total non-interest income	114,142	135,906	(21,764)	(16.0)
Non-interest expense:
Compensation and employee benefits	89,997	86,983	3,014	3.5
Occupancy and equipment	30,783	31,311	(528)	(1.7)
FDIC insurance	7,542	5,219	2,323	44.5
Deposit account premiums	6,166	5,478	688	12.6
Advertising and marketing	3,479	3,734	(255)	(6.8)
Other	37,067	35,053	2,014	5.7
Subtotal	175,034	167,778	7,256	4.3
Foreclosed real estate and repossessed assets, net	12,617	8,756	3,861	44.1
Operating lease depreciation	7,859	9,812	(1,953)	(19.9)
Other credit costs, net	496	2,723	(2,227)	(81.8)
Total non-interest expense	196,006	189,069	6,937	3.7
Income before income tax expense	50,281	74,323	(24,042)	(32.3)
Income tax expense	18,758	28,112	(9,354)	(33.3)
Income after income tax expense	31,523	46,211	(14,688)	(31.8)
Income attributable to non-controlling interest	1,686	1,186	500	42.2
Net income available to common stockholders	$29,837	$45,025	$(15,188)	(33.7)

Net income per common share:
Basic	$.19	$.32	$(.13)	(40.6)
Diluted	.19	.32	(.13)	(40.6)

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent
shares outstanding (in thousands):
Basic	157,064	140,352	16,712	11.9
Diluted	157,463	140,633	16,830	12.0

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Six Months Ended
	June 30,		Change
	2011	2010	$	%
Interest income:
Loans and leases	$428,496	$443,177	$(14,681)	(3.3)%
Securities available for sale	40,068	42,472	(2,404)	(5.7)
Investments and other	3,637	2,377	1,260	53.0
Total interest income	472,201	488,026	(15,825)	(3.2)
Interest expense:
Deposits	23,434	33,885	(10,451)	(30.8)
Borrowings	98,577	102,980	(4,403)	(4.3)
Total interest expense	122,011	136,865	(14,854)	(10.9)
Net interest income	350,190	351,161	(971)	(.3)
Provision for credit losses	89,279	99,504	(10,225)	(10.3)
Net interest income after provision for
credit losses	260,911	251,657	9,254	3.7
Non-interest income:
Fees and service charges	109,909	144,017	(34,108)	(23.7)
Card revenue	54,803	55,663	(860)	(1.5)
ATM revenue	13,796	14,866	(1,070)	(7.2)
Subtotal	178,508	214,546	(36,038)	(16.8)
Leasing and equipment finance	49,029	40,880	8,149	19.9
Other	1,078	3,690	(2,612)	(70.8)
Fees and other revenue	228,615	259,116	(30,501)	(11.8)
Losses on securities	(227)	(567)	340	(60.0)
Total non-interest income	228,388	258,549	(30,161)	(11.7)
Non-interest expense:
Compensation and employee benefits	180,270	175,208	5,062	2.9
Occupancy and equipment	62,942	63,492	(550)	(.9)
FDIC insurance	14,737	10,700	4,037	37.7
Deposit account premiums	9,364	12,276	(2,912)	(23.7)
Advertising and marketing	6,639	6,554	85	1.3
Other	71,633	69,463	2,170	3.1
Subtotal	345,585	337,693	7,892	2.3
Foreclosed real estate and repossessed assets, net	25,485	18,016	7,469	41.5
Operating lease depreciation	15,787	19,852	(4,065)	(20.5)
Other credit costs, net	3,044	5,310	(2,266)	(42.7)
Total non-interest expense	389,901	380,871	9,030	2.4
Income before income tax expense	99,398	129,335	(29,937)	(23.1)
Income tax expense	37,200	48,902	(11,702)	(23.9)
Income after income tax expense	62,198	80,433	(18,235)	(22.7)
Income attributable to non-controlling interest	2,675	1,487	1,188	79.9
Net income available to common stockholders	$59,523	$78,946	$(19,423)	(24.6)

Net income per common share:
Basic	$.39	$.58	$(.19)	(32.8)
Diluted	.39	.58	(.19)	(32.8)

Dividends declared per common share	$.10	$.10	$-	-

Average common and common equivalent
shares outstanding (in thousands):
Basic	150,765	136,370	14,395	10.6
Diluted	151,136	136,524	14,612	10.7

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change From
	June 30,	December 31,	June 30,	December 31,	June 30,
	2011	2010	2010	2010	2010
ASSETS

Cash and due from banks	$752,504	$663,901	$387,675	13.3%	94.1%
Investments	161,830	179,768	159,576	(10.0)	1.4
Securities available for sale	2,463,367	1,931,174	1,940,331	27.6	27.0
Loans and leases:
Consumer real estate and other	7,055,750	7,195,269	7,289,499	(1.9)	(3.2)
Commercial	3,614,395	3,646,203	3,705,916	(.9)	(2.5)
Leasing and equipment finance	3,055,878	3,154,478	3,000,239	(3.1)	1.9
Inventory finance	905,922	792,354	644,239	14.3	40.6
Total loans and leases	14,631,945	14,788,304	14,639,893	(1.1)	(.1)
Allowance for loan and lease losses	(255,472)	(265,819)	(251,643)	3.9	(1.5)
Net loans and leases	14,376,473	14,522,485	14,388,250	(1.0)	(.1)
Premises and equipment, net	439,884	443,768	447,266	(.9)	(1.7)
Goodwill	152,599	152,599	152,599	-	-
Other assets	487,786	571,330	554,348	(14.6)	(12.0)
Total assets	$18,834,443	$18,465,025	$18,030,045	2.0	4.5

LIABILITIES AND EQUITY

Deposits:
Checking	$4,496,756	$4,530,064	$4,406,752	(.7)	2.0
Savings	5,715,126	5,390,802	5,498,535	6.0	3.9
Money market	643,706	635,922	633,255	1.2	1.7
Subtotal	10,855,588	10,556,788	10,538,542	2.8	3.0
Certificates of deposit	1,083,888	1,028,327	984,501	5.4	10.1
Total deposits	11,939,476	11,585,115	11,523,043	3.1	3.6
Short-term borrowings	9,514	126,790	14,805	(92.5)	(35.7)
Long-term borrowings	4,415,362	4,858,821	4,600,820	(9.1)	(4.0)
Total borrowings	4,424,876	4,985,611	4,615,625	(11.2)	(4.1)
Accrued expenses and other liabilities	700,446	414,136	416,841	69.1	68.0
Total liabilities	17,064,798	16,984,862	16,555,509.5		3.1
Equity:
Preferred stock, par value $.01 per share,
30,000,000 authorized; 0 shares issued	-	-	-	-	-
Common stock, par value $.01 per share,
280,000,000 shares authorized; 159,664,604,
142,965,012 and 142,547,564 shares issued	1,597	1,430	1,425	11.7	12.1
Additional paid-in capital	702,192	459,884	451,440	52.7	55.5
Retained earnings, subject to certain restrictions	1,109,541	1,064,978	1,011,497	4.2	9.7
Accumulated other comprehensive income (loss)	(23,823)	(31,514)	25,046	24.4	(195.1)
Treasury stock at cost, 45,504, 51,160
and 186,504 shares, and other	(33,242)	(23,115)	(26,475)	(43.8)	(25.6)
Total TCF Financial Corp. stockholders’ equity	1,756,265	1,471,663	1,462,933	19.3	20.1
Non-controlling interest in subsidiaries	13,380	8,500	11,603	57.4	15.3
Total equity	1,769,645	1,480,163	1,474,536	19.6	20.0
Total liabilities and equity	$18,834,443	$18,465,025	$18,030,045	2.0	4.5

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2011	2011	2010	2010	2010	2011		2010
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$74,090	$70,024	$73,848	$80,795	$85,581	$4,066		$(11,491)
Junior lien	17,780	19,528	20,763	20,387	21,152	(1,748)		(3,372)
Total consumer real estate	91,870	89,552	94,611	101,182	106,733	2,318		(14,863)
Consumer other	171	78	39	61	131	93		40
Total consumer real estate and other	92,041	89,630	94,650	101,243	106,864	2,411		(14,823)
Commercial	6,238	1,864	9,021	1,260	7,872	4,374		(1,634)
Leasing and equipment finance	2,447	5,274	5,054	4,346	5,817	(2,827)		(3,370)
Inventory finance	145	240	318	255	178	(95)		(33)
Subtotal	100,871	97,008	109,043	107,104	120,731	3,863		(19,860)
Acquired portfolios	2,993	4,399	6,000	5,618	8,078	(1,406)		(5,085)
Total delinquencies	$103,864	$101,407	$115,043	$112,722	$128,809	$2,457		$(24,945)

Delinquency Data - % of Portfolio
60 days or more:
Consumer real estate
First mortgage lien	1.58%	1.48%	1.55%	1.68%	1.78%	10	bps	(20)	bps
Junior lien	.82	.89	.93	.90	.93	(7)		(11)
Total consumer real estate	1.34	1.30	1.35	1.43	1.51	4		(17)
Consumer other	.46	.22	.10	.14	.27	24		19
Total consumer real estate and other	1.33	1.29	1.35	1.42	1.50	4		(17)
Commercial	.18	.05	.26	.04	.22	13		(4)
Leasing and equipment finance	.09	.20	.19	.17	.23	(11)		(14)
Inventory finance	.02	.03	.05	.04	.03	(1)		(1)
Subtotal	.73	.69	.79	.78	.87	4		(14)
Acquired portfolios	.70	.89	1.00	.79	1.92	(19)		(122)
Total delinquencies	.73	.70	.80	.78	.90	3		(17)

(1) Excludes non-accrual loans and leases.

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2011	2011	2010	2010	2010	2011		2010
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$129,837	$133,865	$140,871	$140,315	$127,966	$(4,028)		$1,871
Junior lien	21,069	21,325	26,626	26,225	23,065	(256)		(1,996)
Total consumer real estate	150,906	155,190	167,497	166,540	151,031	(4,284)		(125)
Consumer other	32	43	50	57	73	(11)		(41)
Total consumer real estate and other	150,938	155,233	167,547	166,597	151,104	(4,295)		(166)
Commercial	140,407	127,745	142,248	161,889	129,266	12,662		11,141
Leasing and equipment finance	29,682	34,634	34,407	40,455	48,777	(4,952)		(19,095)
Inventory finance	634	1,437	1,055	871	1,035	(803)		(401)
Total non-accrual loans and leases	$321,661	$319,049	$345,257	$369,812	$330,182	$2,612		$(8,521)

Non-accrual loans and leases - rollforward
Balance, beginning of period	$319,049	$345,257	$369,812	$330,182	$305,401	$(26,208)		$13,648
Additions	86,996	80,596	92,180	143,929	125,270	6,400		(38,274)
Charge-offs	(22,401)	(37,417)	(43,092)	(36,371)	(28,042)	15,016		5,641
Transfers to other assets	(27,078)	(33,541)	(41,659)	(39,072)	(36,820)	6,463		9,742
Return to accrual status	(21,985)	(24,634)	(17,989)	(15,785)	(12,593)	2,649		(9,392)
Payments received	(14,383)	(12,881)	(15,036)	(15,653)	(17,012)	(1,502)		2,629
Other, net	1,463	1,669	1,041	2,582	(6,022)	(206)		7,485
Balance, end of period	$321,661	$319,049	$345,257	$369,812	$330,182	$2,612		$(8,521)

Charge-offs and allowance recorded on non-accrual loans and leases as a percentage of contractual balance
Consumer real estate	26.6%	24.5%	22.0%	20.7%	21.8%	210	bps	480	bps
Commercial	37.9	40.5	43.1	28.1	26.8	(260)		1,110
Leasing and equipment finance	20.5	23.6	24.3	28.6	32.0	(310)		(1,150)
Inventory finance	11.8	7.1	17.5	19.5	19.6	470		(780)
Total	31.4	31.4	31.6	24.7	25.0	-		640

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2011	2011	2010	2010	2010	2011		2010
Other Real Estate Owned
Other real estate owned:
Consumer real estate	$94,311	$97,976	$90,115	$88,303	$81,895	$(3,665)		$12,416
Commercial real estate	42,188	44,178	50,950	47,841	36,036	(1,990)		6,152
Total other real estate owned	$136,499	$142,154	$141,065	$136,144	$117,931	$(5,655)		$18,568

Ending number of properties owned
Consumer real estate	801	812	813	740	657	(11)		144
Commercial real estate	29	29	31	33	41	-		(12)
Total	830	841	844	773	698	(11)		132

Other real estate owned - rollforward
Balance, beginning of period	$142,154	$141,065	$136,144	$117,931	$101,436	$1,089		$40,718
Transferred in	27,649	35,480	44,513	41,121	37,253	(7,831)		(9,604)
Sales	(28,759)	(31,328)	(34,666)	(18,674)	(20,464)	2,569		(8,295)
Writedowns	(6,741)	(6,266)	(6,220)	(3,394)	(2,998)	(475)		(3,743)
Other, net	2,196	3,203	1,294	(840)	2,704	(1,007)		(508)
Balance, end of period	$136,499	$142,154	$141,065	$136,144	$117,931	$(5,655)		$18,568

Charge-offs and writedowns recorded on other real estate owned as a percentage of contractual loan balance prior to non-performing status
Consumer	33.1%	32.2%	33.0%	30.9%	27.3%	90	bps	580	bps
Commercial	33.2	24.5	26.6	30.9	34.6	870		(140)
Total	33.1	30.0	30.8	30.9	29.7	310		340

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At June 30, 2011			At March 31, 2011		At June 30, 2010		Change from
								Mar. 31,		Jun. 30,
	Balance	% of Portfolio		Balance	% of Portfolio	Balance	% of Portfolio	2011		2010
Consumer real estate	$175,716	2.	50%	$174,097	2.47%	$168,835	2.33%	3	bps	17	bps
Consumer other	1,421	3.	79	1,476	4.20	2,545	5.14	(41)		(135)
Total consumer real estate and other	177,137	2.	51	175,573	2.47	171,380	2.35	4		16
Commercial	50,783	1.	41	50,119	1.39	45,255	1.22	2		19
Leasing and equipment finance	24,611	.	81	26,272.85		32,443	1.08	(4)		(27)
Inventory finance	2,941	.	32	3,344.33		2,565.40		(1)		(8)
Total	$255,472	1.	75	$255,308	1.73	$251,643	1.72	2		3

Credit Loss Reserves

	At June 30, 2011		At March 31, 2011		At June 30, 2010		Change from
							Mar. 31,		Jun. 30,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2011		2010
Allowance for loan and lease losses	$255,472	1.75%	$255,308	1.73%	$251,643	1.72%	2	bps	3	bps
Reserves for unfunded commitments	2,223	N.M.	2,298	N.M.	4,581	N.M.	N.M.		N.M.
Total	$257,695	1.76	$257,606	1.74	$256,224	1.75	2		1

Net Charge-Offs (Recoveries)

						Change from
	Quarter Ended					Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2011	2011	2010	2010	2010	2011	2010
Consumer real estate
First mortgage lien	$21,593	$21,950	$23,206	$20,119	$16,775	$(357)	$4,818
Junior lien	15,078	13,353	13,450	14,374	12,672	1,725	2,406
Total consumer real estate	36,671	35,303	36,656	34,493	29,447	1,368	7,224
Consumer other	684	(266)	1,316	1,737	1,622	950	(938)
Total consumer real estate and other	37,355	35,037	37,972	36,230	31,069	2,318	6,286
Commercial	2,684	17,778	18,596	12,826	9,143	(15,094)	(6,459)
Leasing and equipment finance	3,478	2,789	7,814	8,674	7,514	689	(4,036)
Inventory finance	328	208	565	80	74	120	254
Total	$43,845	$55,812	$64,947	$57,810	$47,800	$(11,967)	$(3,955)

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2011	2011	2010	2010	2010	2011		2010
Consumer real estate
First mortgage lien	1.78%	1.81%	1.88%	1.63%	1.36%	(3)	bps	42	bps
Junior lien	2.75	2.39	2.37	2.50	2.20	36		55
Total consumer real estate	2.09	1.99	2.04	1.91	1.63	10		46
Total consumer real estate and other	2.12	1.97	2.10	2.00	1.71	15		41
Commercial	.30	1.96	2.04	1.40	.98	(166)		(68)
Leasing and equipment finance	.45	.36	.99	1.16	.99	9		(54)
Inventory finance	.13	.10	.28	.05	.04	3		9
Total	1.19	1.51	1.75	1.58	1.30	(32)		(11)

(1)  Annualized.

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2011			2010
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:

Investments and other	$693,678	$1,836	1.06%	$352,667	$1,236	1.40%
U.S. Government sponsored entities:
Mortgage-backed securities	2,104,294	20,614	3.92	1,860,233	21,053	4.53
U.S. Treasury Bills	135,613	20.06		14,167	7.21
Other securities	353	5	5.68	457	5	4.39
Total securities available for sale(2)	2,240,260	20,639	3.69	1,874,857	21,065	4.49
Loans and leases:
Consumer real estate:
Fixed-rate	4,655,198	70,615	6.08	5,152,954	79,182	6.16
Variable-rate	2,379,250	30,566	5.15	2,081,247	28,473	5.49
Consumer - other	19,463	437	9.01	27,584	566	8.23
Total consumer real estate and other	7,053,911	101,618	5.78	7,261,785	108,221	5.98
Commercial:
Fixed- and adjustable-rate	2,877,903	41,442	5.78	2,976,721	44,271	5.97
Variable-rate	719,741	7,757	4.32	745,094	7,824	4.21
Total commercial	3,597,644	49,199	5.49	3,721,815	52,095	5.61
Leasing and equipment finance	3,068,550	46,184	6.02	3,021,532	49,230	6.52
Inventory finance	978,505	17,340	7.11	692,816	12,675	7.34
Total loans and leases	14,698,610	214,341	5.85	14,697,948	222,221	6.06
Total interest-earning assets	17,632,548	236,816	5.38	16,925,472	244,522	5.79
Other assets	1,163,803			1,208,867
Total assets	$18,796,351			$18,134,339

LIABILITIES AND EQUITY:

Non-interest bearing deposits:
Retail	$1,475,191			$1,480,896
Small business	683,323			631,495
Commercial and custodial	278,808			289,384
Total non-interest bearing deposits	2,437,322			2,401,775
Interest-bearing deposits:
Checking	2,152,646	1,221.23		2,145,260	1,731.32
Savings	5,608,824	7,279.52		5,477,044	10,805.79
Money market	648,862	731.45		660,654	1,165.71
Subtotal	8,410,332	9,231.44		8,282,958	13,701.66
Certificates of deposit	1,092,368	2,199.81		1,044,008	2,580.99
Total interest-bearing deposits	9,502,700	11,430.48		9,326,966	16,281.70
Total deposits	11,940,022	11,430.38		11,728,741	16,281.56
Borrowings:
Short-term borrowings	35,227	21.24		26,665	79	1.19
Long-term borrowings	4,513,301	48,697	4.33	4,485,283	51,355	4.59
Total borrowings	4,548,528	48,718	4.29	4,511,948	51,434	4.57
Total interest-bearing liabilities	14,051,228	60,148	1.72	13,838,914	67,715	1.96
Total deposits and borrowings	16,488,550	60,148	1.46	16,240,689	67,715	1.67
Other liabilities	556,641			464,276
Total liabilities	17,045,191			16,704,965
Total TCF Financial Corp. stockholders’ equity	1,739,543			1,417,020
Non-controlling interest in subsidiaries	11,617			12,354
Total equity	1,751,160			1,429,374
Total liabilities and equity	$18,796,351			$18,134,339
Net interest income and margin		$176,668	4.02%		$176,807	4.19%

(1)          Annualized.

(2)          Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2011			2010
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:

Investments and other	$636,190	$3,637	1.15%	$316,532	$2,377	1.51%
U.S. Government sponsored entities:
Mortgage-backed securities	2,033,159	40,025	3.94	1,872,587	42,454	4.53
U.S. Treasury Bills	91,685	33.07		7,122	7.21
Other securities	370	10	5.44	467	11	4.75
Total securities available for sale(2)	2,125,214	40,068	3.77	1,880,176	42,472	4.52
Loans and leases:
Consumer real estate:
Fixed-rate	4,694,690	142,421	6.12	5,219,935	160,678	6.20
Variable-rate	2,373,328	60,846	5.17	2,026,500	55,808	5.55
Consumer - other	20,603	913	8.94	28,988	1,201	8.35
Total consumer real estate and other	7,088,621	204,180	5.81	7,275,423	217,687	6.03
Commercial:
Fixed- and adjustable-rate	2,895,151	83,484	5.81	2,961,937	88,300	6.01
Variable-rate	715,330	15,414	4.35	750,142	15,690	4.22
Total commercial	3,610,481	98,898	5.52	3,712,079	103,990	5.65
Leasing and equipment finance	3,093,969	93,741	6.06	3,032,537	99,255	6.55
Inventory finance	925,913	32,665	7.11	623,283	22,813	7.38
Total loans and leases	14,718,984	429,484	5.87	14,643,322	443,745	6.10
Total interest-earning assets	17,480,388	473,189	5.45	16,840,030	488,594	5.84
Other assets	1,158,899			1,218,117
Total assets	$18,639,287			$18,058,147

LIABILITIES AND EQUITY:

Non-interest bearing deposits:
Retail	$1,466,507			$1,471,980
Small business	675,861			614,467
Commercial and custodial	285,125			284,148
Total non-interest bearing deposits	2,427,493			2,370,595
Interest-bearing deposits:
Checking	2,128,673	2,577.24		2,115,384	3,537.34
Savings	5,517,084	14,776.54		5,411,814	22,336.83
Money market	661,114	1,639.50		664,595	2,415.73
Subtotal	8,306,871	18,992.46		8,191,793	28,288.70
Certificates of deposit	1,092,452	4,443.82		1,085,349	5,597	1.04
Total interest-bearing deposits	9,399,323	23,435.50		9,277,142	33,885.74
Total deposits	11,826,816	23,435.40		11,647,737	33,885.59
Borrowings:
Short-term borrowings	59,000	113.39		111,521	181.33
Long-term borrowings	4,607,492	98,463	4.30	4,492,742	102,799	4.61
Total borrowings	4,666,492	98,576	4.25	4,604,263	102,980	4.50
Total interest-bearing liabilities	14,065,815	122,011	1.75	13,881,405	136,865	1.99
Total deposits and borrowings	16,493,308	122,011	1.49	16,252,000	136,865	1.70
Other liabilities	508,983			452,631
Total liabilities	17,002,291			16,704,631
Total TCF Financial Corp. stockholders’ equity	1,627,251			1,343,897
Non-controlling interest in subsidiaries	9,745			9,619
Total equity	1,636,996			1,353,516
Total liabilities and equity	$18,639,287			$18,058,147
Net interest income and margin		$351,178	4.04%		$351,729	4.20%

(1)          Annualized.

(2)          Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2011	2011	2010	2010	2010
Interest income:
Loans and leases	$213,823	$214,673	$220,772	$219,974	$221,913
Securities available for sale	20,639	19,429	18,072	19,901	21,065
Investments and other	1,836	1,801	1,900	1,232	1,236
Total interest income	236,298	235,903	240,744	241,107	244,214
Interest expense:
Deposits	11,430	12,004	13,370	13,974	16,281
Borrowings	48,718	49,859	53,088	53,378	51,434
Total interest expense	60,148	61,863	66,458	67,352	67,715
Net interest income	176,150	174,040	174,286	173,755	176,499
Provision for credit losses	44,005	45,274	77,646	59,287	49,013
Net interest income after provision for credit losses	132,145	128,766	96,640	114,468	127,486
Non-interest income:
Fees and service charges	56,396	53,513	61,480	67,684	77,845
Card revenue	28,219	26,584	27,625	27,779	28,591
ATM revenue	7,091	6,705	6,985	7,985	7,844
Subtotal	91,706	86,802	96,090	103,448	114,280
Leasing and equipment finance	22,279	26,750	23,402	24,912	20,528
Other	384	694	817	1,077	1,235
Fees and other revenue	114,369	114,246	120,309	129,437	136,043
Gains (losses) on securities, net	(227)	-	21,185	8,505	(137)
Total non-interest income	114,142	114,246	141,494	137,942	135,906
Non-interest expense:
Compensation and employee benefits	89,997	90,273	87,371	90,282	86,983
Occupancy and equipment	30,783	32,159	30,968	32,091	31,311
FDIC insurance	7,542	7,195	7,398	5,486	5,219
Deposit account premiums	6,166	3,198	1,688	3,340	5,478
Advertising and marketing	3,479	3,160	3,154	3,354	3,734
Other	37,067	34,566	37,309	39,481	35,053
Subtotal	175,034	170,551	167,888	174,034	167,778
Foreclosed real estate and repossessed assets, net	12,617	12,868	12,781	9,588	8,756
Operating lease depreciation	7,859	7,928	8,289	8,965	9,812
Other credit costs, net	496	2,548	1,542	(834)	2,723
Total non-interest expense	196,006	193,895	190,500	191,753	189,069
Income before income tax expense	50,281	49,117	47,634	60,657	74,323
Income tax expense	18,758	18,442	16,011	22,852	28,112
Income after income tax expense	31,523	30,675	31,623	37,805	46,211
Income attributable to non-controlling interest	1,686	989	898	912	1,186
Net income available to common stockholders	$29,837	$29,686	$30,725	$36,893	$45,025

Net income per common share:
Basic	$.19	$.20	$.22	$.26	$.32
Diluted	.19	.20	.22	.26	.32

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Ratios: (1)

Return on average assets	.67%	.66%	.68%	.84%	1.02%
Return on average common equity	6.86	7.84	8.25	9.95	12.71
Net interest margin	4.02	4.06	4.05	4.14	4.19

(1)         Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2011	2011	2010	2010	2010
ASSETS

Cash and due from banks	$802,812	$677,695	$506,244	$420,674	$458,598
Investments	166,039	172,309	176,795	162,034	158,956
U.S. Government sponsored entities:
Mortgage-backed securities	2,153,016	1,979,648	1,907,958	1,767,410	1,860,233
U.S. Treasury Bills	135,613	47,269	199,330	69,705	14,167
Other securities	2,360	2,578	2,945	3,473	4,358
Total securities available for sale	2,290,989	2,029,495	2,110,233	1,840,588	1,878,758
Loans and leases:
Consumer real estate:
Fixed-rate	4,655,198	4,734,618	4,874,633	5,019,925	5,152,954
Variable-rate	2,379,250	2,367,341	2,322,623	2,213,091	2,081,247
Consumer - other	19,463	21,757	23,283	25,130	27,584
Total consumer real estate and other	7,053,911	7,123,716	7,220,539	7,258,146	7,261,785
Commercial:
Fixed- and adjustable-rate	2,877,903	2,912,593	2,947,137	2,955,954	2,976,721
Variable-rate	719,741	710,870	703,769	717,894	745,094
Total commercial	3,597,644	3,623,463	3,650,906	3,673,848	3,721,815
Leasing and equipment finance	3,068,550	3,119,669	3,155,472	3,002,714	3,021,532
Inventory finance	978,505	872,785	803,157	655,485	692,816
Total loans and leases	14,698,610	14,739,633	14,830,074	14,590,193	14,697,948
Allowance for loan and lease losses	(255,441)	(263,014)	(251,904)	(251,603)	(249,553)
Net loans and leases	14,443,169	14,476,619	14,578,170	14,338,590	14,448,395
Premises and equipment, net	442,529	445,093	446,527	447,364	444,652
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	498,214	527,217	638,987	672,573	592,381
Total assets	$18,796,351	$18,481,027	$18,609,555	$18,034,422	$18,134,339

LIABILITIES AND EQUITY

Non-interest-bearing deposits:
Retail	$1,475,191	$1,457,723	$1,366,190	$1,408,984	$1,480,896
Small business	683,323	668,316	676,670	659,165	631,495
Commercial and custodial	278,808	291,513	291,295	279,475	289,384
Total non-interest bearing deposits	2,437,322	2,417,552	2,334,155	2,347,624	2,401,775
Interest-bearing deposits:
Checking	2,152,646	2,104,433	2,044,060	2,014,550	2,145,260
Savings	5,608,824	5,424,327	5,392,650	5,426,481	5,477,044
Money market	648,862	673,503	643,801	654,030	660,654
Subtotal	8,410,332	8,202,263	8,080,511	8,095,061	8,282,958
Certificates of deposit	1,092,368	1,092,537	1,040,348	1,006,685	1,044,008
Total interest-bearing deposits	9,502,700	9,294,800	9,120,859	9,101,746	9,326,966
Total deposits	11,940,022	11,712,352	11,455,014	11,449,370	11,728,741
Borrowings:
Short-term borrowings	35,227	83,038	235,219	40,646	26,665
Long-term borrowings	4,513,301	4,702,729	4,746,823	4,587,964	4,485,283
Total borrowings	4,548,528	4,785,767	4,982,042	4,628,610	4,511,948
Accrued expenses and other liabilities	556,641	460,434	674,827	463,492	464,276
Total liabilities	17,045,191	16,958,553	17,111,883	16,541,472	16,704,965
Equity:
Preferred stock	-	-	-	-	-
Common stock	1,594	1,463	1,428	1,426	1,425
Additional paid-in capital	698,683	503,852	456,760	451,570	451,942
Retained earnings, subject to certain restrictions	1,096,044	1,073,924	1,052,092	1,025,631	990,018
Accumulated other comprehensive income (loss)	(23,742)	(41,699)	3,089	28,861	3,854
Treasury stock at cost and other	(33,036)	(22,961)	(23,027)	(23,923)	(30,219)
Total TCF Financial Corp. stockholders equity	1,739,543	1,514,579	1,490,342	1,483,565	1,417,020
Non-controlling interest in subsidiaries	11,617	7,895	7,330	9,385	12,354
Total equity	1,751,160	1,522,474	1,497,672	1,492,950	1,429,374
Total liabilities and equity	$18,796,351	$18,481,027	$18,609,555	$18,034,422	$18,134,339

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2011	2011	2010	2010	2010

ASSETS

Investments and other	1.06%	1.26%	1.86%	1.59%	1.40%
U.S. Government sponsored entities:
Mortgage-backed securities	3.92	3.96	4.16	4.43	4.53
U.S. Treasury Bills	.06	.11	.13	.13	.21
Other securities	5.68	5.21	3.69	4.40	4.39
Total securities available for sale (2)	3.69	3.87	3.75	4.26	4.49
Loans and leases:
Consumer real estate:
Fixed-rate	6.08	6.15	6.10	6.16	6.16
Variable-rate	5.15	5.19	5.25	5.36	5.49
Consumer - other	9.01	8.87	9.15	8.92	8.23
Total consumer real estate and other	5.78	5.84	5.84	5.93	5.98
Commercial:
Fixed- and adjustable-rate	5.78	5.85	5.90	5.89	5.97
Variable-rate	4.32	4.37	4.16	4.17	4.21
Total commercial	5.49	5.56	5.57	5.55	5.61
Leasing and equipment finance	6.02	6.10	6.24	6.41	6.52
Inventory finance	7.11	7.12	7.19	7.57	7.34
Total loans and leases	5.85	5.90	5.93	6.01	6.06

Total interest-earning assets	5.38	5.51	5.59	5.73	5.79

LIABILITIES

Interest-bearing deposits:
Checking	.23	.26	.29	.29	.32
Savings	.52	.56	.63	.66	.79
Money market	.45	.55	.64	.65	.71
Subtotal	.44	.48	.55	.57	.66
Certificates of deposit	.81	.83	.86	.93	.99
Total interest-bearing deposits	.48	.52	.58	.61	.70
Total deposits	.38	.42	.46	.48	.56

Borrowings:
Short-term borrowings	.24	.45	.35	.82	1.19
Long-term borrowings	4.33	4.28	4.42	4.61	4.59
Total borrowings	4.29	4.22	4.23	4.58	4.57

Total interest-bearing liabilities	1.72	1.78	1.87	1.95	1.96

Net interest margin	4.02%	4.06%	4.05%	4.14%	4.19%

(1)         Annualized.

(2)         Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Jun. 30,	At Dec. 31,
	2011	2010
Computation of total equity to total assets:
Total equity	$1,769,645	$1,480,163
Total assets	$18,834,443	$18,465,025
Total equity to total assets	9.40%	8.02%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,769,645	$1,480,163
Less: Non-controlling interest in subsidiaries	13,380	8,500
Total TCF Financial Corp. stockholders’ equity	1,756,265	1,471,663
Less:
Goodwill	152,599	152,599
Other intangibles	1,146	1,232
Add:
Accumulated other comprehensive loss	23,823	31,514
Tangible realized common equity	$1,626,343	$1,349,346

Total assets	$18,834,443	$18,465,025
Less:
Goodwill	152,599	152,599
Other intangibles	1,146	1,232
Tangible assets	$18,680,698	$18,311,194

Tangible realized common equity to tangible assets	8.71%	7.37%

	At Jun. 30,	At Dec. 31,
	2011	2010
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,757,410	$1,475,525
Total risk-weighted assets	$13,819,938	$13,929,097
Total tier 1 risk-based capital ratio	12.72%	10.59%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,757,410	$1,475,525
Less:
Qualifying trust preferred securities	115,000	115,000
Qualifying non-controlling interest in subsidiaries	13,380	8,500
Total tier 1 common capital	$1,629,030	$1,352,025

Total tier 1 common capital ratio	11.79%	9.71%

(1) In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

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